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                       CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Revlon Consumer Products Corporation:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                                          /s/ KPMG Peat Marwick LLP

New York, New York
March 11, 1998